Exhibit 99.1

MOBILE TINT LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

MOBILE TINT LLC

INDEX TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

OPINION

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Member of:

Mobile Tint, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Mobile Tint, LLC (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in member’s equity (deficit), and cash flows, for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Existence and Valuation of Revenues

As described in footnote 2 “Revenue recognition” to the financial statements, the Company’s revenues are recognized in accordance with ASC 606 over time as the performance obligations are met. The determination of the percentage of completion of revenues requires management to make significant estimates.

We identified the existence and valuation of revenues as a critical audit matter. Auditing management’s judgments regarding the percentage of completion of revenue contracts involved a high degree of subjectivity.

The primary procedures we performed to address this critical audit matter included (a) reviewed management’s process for developing an estimate of the percentage completion of revenue contracts, (b) selected from the revenue detail individually significant items near year and during the year and selected sample items, (c) for our selected items we tested the existence and valuation of the revenue by inspecting relevant documents, reviewing and testing costs incurred and reviewing and testing total estimated costs to complete the contract, and (d) recomputed the percentage of completion and recomputed the revenue recognized.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2021.

Boca Raton, Florida

January 24, 2022

MOBILE TINT, LLC
BALANCE SHEETS

	December 31,	December 31,
	2020	2019

ASSETS
CURRENT ASSETS:
Cash	$303,897	$175,949
Accounts receivable, net	144,706	69,811
Inventory	76,371	163,460
Contract assets	42,563	29,925
Prepaid expenses and other current assets	2,210	1,144

Total Current Assets	569,747	440,289

OTHER ASSETS:
Property and equipment, net	154,175	124,582

Total Other Assets	154,175	124,582

TOTAL ASSETS	$723,922	$564,871

LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES:
Notes payable, current portion	$152,301	$9,853
Capital lease obligation payable, current portion	21,716	20,002
Accounts payable	33,475	9,827
Accrued expenses	115,873	221,109
Contract liabilities	-	119,001
Due to related party	86,937	93,110

Total Current Liabilities	410,302	472,902

LONG-TERM LIABILITIES:
Note payable, net of current portion	34,579	23,913
Capital lease obligation payable, net of current portion	44,756	64,554

Total Long-term Liabilities	79,335	88,467

Total Liabilities	489,637	561,369

Commitments and Contingencies (See Note 8)

MEMBER’S EQUITY:
Member’s equity	234,285	3,502

Total Member’s Equity	234,285	3,502

Total Liabilities and Member’s Equity	$723,922	$564,871

See accompanying notes to financial statements.

MOBILE TINT LLC

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2020	2019

SALES	$2,079,764	$2,076,978

COST OF SALES	1,021,811	1,038,906

GROSS PROFIT	1,057,953	1,038,072

OPERATING EXPENSES:
Compensation and related benefits	421,289	409,165
Professional fees	58,464	61,002
Rent expense - related party	62,400	62,400
Depreciation expense	34,558	17,378
General and administrative expenses	200,593	188,560

Total Operating Expenses	777,304	738,505

INCOME FROM OPERATIONS	280,649	299,567

OTHER INCOME (EXPENSES):
Other income	10,000	-
Interest expense	(15,214)	(16,167)

Total Other Income (Expenses)	(5,214)	(16,167)

NET INCOME	$275,435	$283,400

See accompanying notes to financial statements.

MOBILE TINT LLC

STATEMENTS OF CHANGES IN MEMBER’S EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Total
Member’s
Equity (Deficit)

Balance, December 31, 2018	$(201,915)

Member distributions	(77,983)

Net income	283,400

Balance, December 31, 2019	3,502

Member distributions	(44,652)

Net income	275,435

Balance, December 31, 2020	$234,285

See accompanying notes to financial statements.

MOBILE TINT LLC

STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$275,435	$283,400
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	34,558	17,378
Bad debt expense	8,800	7,200
Change in operating assets and liabilities:
Accounts receivable	(83,695)	70,772
Inventory	87,089	(37,900)
Contract assets	(12,638)	(29,925)
Prepaid expenses and other assets	(1,066)	2,636
Accounts payable	23,648	2,864
Accrued expenses	(105,236)	(107,492)
Deferred revenue	-	(111,120)
Contract liabilities	(119,001)	119,001

NET CASH PROVIDED BY OPERATING ACTIVITIES	107,894	216,814

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(64,151)	-

NET CASH USED IN INVESTING ACTIVITIES	(64,151)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Member distributions	(44,652)	(77,983)
Repayment of related party advances	(6,173)	(7,244)
Proceeds from note payable	166,092	50,000
Repayment of note payable	(12,978)	(101,279)
Repayment of capital lease payable	(18,084)	(5,104)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	84,205	(141,610)

NET INCREASE IN CASH	127,948	75,204

CASH, beginning of year	175,949	100,745

CASH, end of year	$303,897	$175,949

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$15,214	$16,167
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Increase in property and equipemnt and capital lease obligation	$-	$89,660

See accompanying notes to financial statements.

MOBILE TINT LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 1 – NATURE OF ORGANIZATION

Mobile Tint LLC (the “Company”), a Texas limited liability company organized on March 23, 2001, is a premier distributor and expert installer of window film solutions doing business as A1 Glass Coating.

On June 30, 2021, the Company and the sole member of the Company (the “Mobile Shareholder”), and (iii) Michael Wanke as the Representative of the Mobile Shareholder. entered into a Share Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with C-Bond Systems, Inc. (“C-Bond”). Pursuant to the Exchange Agreement, C-Bond agreed to acquire 80% of the Company’s units, representing 80% of the Company’s issued and outstanding capital stock (the “Mobile Shares”). On July 22, 2021, the Company closed the Exchange Agreement and sold 80% of the Mobile Shares. The Mobile Shares were exchanged for 28,021,016 restricted shares of C-Bond’s common stock. Two years after closing, C-Bond has the option to acquire the remaining 20% of the Company’s issued and outstanding membership interests in exchange for a number of shares of C-Bond’s common stock equal to 300% of the Company’s average EBIT value, divided by the price of C-Bond’s common stock as defined in the Exchange Agreement (the “Additional Closing”). As part of the transaction, the Company’s owner-operator, Michael Wanke, joined C-Bond as President of its Safety Patriot Glass Solutions Group.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the years ended December 31, 2020 and 2019 include estimates for allowance for doubtful accounts on accounts receivable, estimates for obsolete or slow-moving inventory, the useful life of property and equipment, estimates used in the calculation of percentage of completion on uncompleted jobs, and assumptions used in assessing impairment of long-term assets.

Fair value of financial instruments and fair value measurements

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on the reporting dates. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

MOBILE TINT LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

The carrying amounts reported in the balance sheets for cash, accounts receivable, inventory, costs and estimated earnings in excess of billings, prepaid expenses and other current assets, notes payable, capital lease payable, accounts payable, accrued expenses, and billings in excess of costs and estimated earnings approximate their fair market value based on the short-term maturity of these instruments.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. The Company has no cash equivalents as of December 31, 2020 and 2019.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Inventory

Inventory, consisting of finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from five to seven years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue recognition

The Company follows Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). This standard establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASC 606 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures.

MOBILE TINT LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Revenues from fixed-price contracts for the distribution and installation of window film solutions are recognized over time as the performance obligations are met using the percentage of completion method, whereby revenues on long-term contracts are recorded on the basis of the Company’s estimates of the percentage of completion of contracts based on the ratio of actual cost incurred to total estimated costs. This cost-to-cost method is used because management considers it to be the best available measure of progress on these contacts. The asset, “contract assets” represents revenues recognized in excess of amounts billed and has been included in contract assets on the accompanying balance sheets. The liability, “contract liabilities”, represents billings in excess of revenues recognized.

Cost of sales

Cost of sales from fixed-price contracts for the distribution and installation of window film solutions include all direct material, sub-contractor, labor and certain other direct costs, as well as those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined.

Federal and state income taxes

The Company operated as a limited liability company through December 31, 2020 and passed all income and loss to each member based on their proportionate interest in the Company.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification (ASC) 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2020 and 2019, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the years ending on and after December 31, 2017. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of December 31, 2020 and 2019.

Segment reporting

During the year ended December 31, 2020 and 2019, the Company operated in one business segment.

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. ASU 2016-02 sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to recognize a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The pronouncement requires a modified retrospective method of adoption and is effective on January 1, 2019, with early adoption permitted. For the Company’s administrative office lease, the Company analyzed if it would be required to record a lease liability and a right of use asset on its balance sheets at fair value upon adoption of ASU 2016-02. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

MOBILE TINT LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Risk factors

The Company’s results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of its control, including the impact of health and safety concerns, such as those relating to the current COVID-19 outbreak. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for the company’s products and its ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain the Company’s domestic and international customers, possibly resulting in delays in customer payments. Any of the foregoing could harm the Company’s business and it cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact the Company’s business.

Recent accounting pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – ACCOUNTS RECEIVABLE

On December 31, 2020 and 2019, accounts receivable consisted of the following:

	December 31, 2020	December 31, 2019
Accounts receivable	$160,706	$77,011
Less: allowance for doubtful accounts	(16,000)	(7,200)
Accounts receivable, net	$144,706	$69,811

For the years ended December 31, 2020 and 2019, bad debt expense amounted to $8,800 and 7,200, respectively.

NOTE 4 – INVENTORY

On December 31, 2020 and 2019, inventory consisted of the following:

	December 31, 2020	December 31, 2019
Finished goods	$76,371	$163,460
Inventory	$76,371	$163,460

NOTE 5 – PROPERTY AND EQUIPMENT

On December 31, 2020 and 2019, property and equipment consisted of the following:

	Useful Life	2020	2019

Machinery and equipment	5 - 7 years	$106,142	$106,142
Furniture and office equipment	3 - 7 years	4,250	4,250
Vehicles	5 years	153,130	124,237
Leasehold improvements	3 years	35,258	-
		298,780	234,629
Less: accumulated depreciation		(144,605)	(110,047)
Property and equipment, net		$154,175	$124,582

For the years ended December 31, 2020 and 2019, depreciation expense amounted to $34,558 and $17,378, respectively.

MOBILE TINT LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 6 – NOTES PAYABLE

Vehicle Loans

Prior to January 1, 2019, the Company entered into vehicle loans in the amount of $50,103. These loans bear interest at rates ranging from 6.0% to 7.4% and are payable monthly through July 2023. On December 31, 2020 and 2019, notes payable related to these vehicles amounted to $23,875 and $33,766, respectively.

On March 31, 2020, the Company entered into a vehicle loan agreement in the amount of $28,892. This loan bear interest at 6.79% and is payable monthly through April 2025. On December 31, 2020, notes payable related to this vehicle amounted to $25,805.

PPP Loan

On April 10, 2020, the Company entered into a Paycheck Protection Program Promissory Note (the “PPP Note”) with respect to a loan of $137,200 (the “PPP Loan”) from TexStar National Bank. The PPP Loan was obtained pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES act”) administered by the U.S. Small Business Administration (“SBA”). The PPP Loan was to mature on April 10, 2022 and bears interest at a rate of 1.00% per annum. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Company may apply to have the loan forgiven pursuant to the terms of the PPP if certain criteria are met. On December 31, 2020, the principal amount due under the PPP Note amounted to $137,200. The Company applied for forgiveness of its PPP Loan, and on February 1, 2021, the Company was notified that the Small Business Administration forgave all of the principal loan amount and interest.

Line of Credit

The Company maintains a revolving credit facility (the "Facility") with a bank.  The maturity date of the Facility was May 1, 2021 and was not renewed. Borrowings under the Facility were used for general corporate purposes.  Borrowings bore interest at a fixed rate of 5%.  As of December 31, 2020, $112,000 was available to be drawn on the Facility. During the years ended December 31, 2020 and 2019, the Company borrowed $0 and $50,000, respectively, on its Facility for general corporate purposes.  During the year ended December 31, 2020 and 2019, the Company repaid $0 and $85,177, respectively, on its Facility. On December 31, 2020 and 2019, amounts outstanding under the Facility amount to $0.

On December 31, 2020 and 2019, notes payable consisted of the following:

	December 31, 2020	December 31, 2019
Notes payable	$49,680	$33,766
PPP loan	137,200	-
Total notes payable	186,880	33,766
Less: current portion of notes payable	(152,301)	(9,853)
Notes payable – long-term	$34,579	$23,913

NOTE 7 – CAPITAL LEASE OBLIGATION

In October 2019, The Company acquired capital equipment under a capital lease obligation. Pursuant to the agreement with the lessor, the Company shall make 48 monthly lease payments of $2,199 and may purchase the equipment at the end of the lease for a bargain purchase option of $1.00. At the end of the lease, the Company will own the equipment.

On December 31, 2020 and 2019, notes payable consisted of the following:

	December 31, 2020	December 31, 2019
Capital lease obligation payable	$66,472	$84,556
Less: current portion of capital lease obligation	(21,716)	(20,002)
Capital lease obligation – long-term	$44,756	$64,554

The following schedule provides minimum future rental payments required as of December 31, 2020, under capital leases.

2021	$26,388
2022	26,388
2023	21,990
Total minimum lease payments	74,766
Less: amount represented interest	(8,294)
Present value of minimum lease payments	$66,472

MOBILE TINT LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal matters

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of December 31, 2020, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

NOTE 9 – INCOME TAXES

For the years ended December 31, 2020 and 2019, the Company operated as a limited liability company and passed all income and loss to its member. Accordingly, no provision for federal and state income taxes has been made in these financial statements. Had the Company been subject to income taxes during the years ended December 31, 2020 and 2019, the approximate pro forma effect of income taxes on the Company’s net income based on the Company’s Federal statutory income tax rate of 21% are as follows:

	(Unaudited) Years ended December 31,
	2020	2019
Net income	$275,435	$283,400
Pro forma income tax based on Federal statutory rate	(57,841)	(59,514)
Pro forma net income	$217,594	$223,886

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2020, 2019 and 2018 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 10 – CONCENTRATIONS

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash deposits.

The Company’s cash is held at major commercial banks, which may at times exceed the Federal Deposit Insurance Corporation (“FDIC”) limit. To date, the Company has not experienced any losses on its invested cash. On December 31, 2020, the Company had approximately $14,000 of cash in excess of FDIC limits of $250,000.

Geographic concentrations of sales

For the year ended December 31, 2020 and 2019, all sales were in the State of Texas. No other geographical area accounting for more than 10% of total sales during the year ended December 31, 2020 and 2019.

Customer concentrations

For the year ended December 31, 2020, two customers accounted for approximately 33.2% of total sales (17.5% and 15.7%, respectively). For the year ended December 31, 2019, two customers accounted for approximately 33.2% of total sales (18.3% and 14.9%, respectively). A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition. On December 31, 2020, two customers accounted for 38.3% (14.5% and 23.8%, respectively) of the total accounts receivable balance. On December 31, 2019, one customer accounted for 10.2% of the total accounts receivable balance.

Vendor concentrations

Generally, during 2020 sand 2019, the Company purchased substantially all of its inventory from four suppliers of which one supplier represented 67% and 51% of purchases in 2020 and 2019, respectively. The loss of these suppliers may have a material adverse effect on the Company’s results of operations and financial condition. However, the Company believes that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

MOBILE TINT LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 11 – RELATED PARTY TRANSACTIONS

Due to related party

From time to time, the Company’s sole member/chief executive officer advances funds to the Company for working capital purposes. These advances are non-interest bearing and are payable on demand. During the years ended December 31, 2020 and 2019, this officer was repaid advances of $6,173 and $7,244, respectively. On December 31, 2020 and 2019, amounts due to this officer amounted to $86,937 and $93,110, respectively, and have been included in due to related party on the accompanying balance sheets.

On December 31, 2020 and 2019, the Company owes $81,000 and $103,000 to the parents of the Company’s chief executive officer, respectively. This payable is non-interest bearing and payable on demand. The amount due is included in accrued expenses on the accompanying balance sheets.

Rent expense – related party

During the years ended December 31, 2020 and 2019, the Company paid rent of $62,400 and $62,400 to an entity owned by the Company’s sole member/chief executive officer, respectively.

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through January 24, 2022 the date these financial statements were available to be issued.

Change of control

On June 30, 2021, the Company and the sole member of the Company (the “Mobile Shareholder”), and (iii) Michael Wanke as the Representative of the Mobile Shareholder. entered into a Share Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with C-Bond Systems, Inc. (“C-Bond”). Pursuant to the Exchange Agreement, C-Bond agreed to acquire 80% of the Company’s units, representing 80% of the Company’s issued and outstanding capital stock (the “Mobile Shares”). On July 22, 2021, the Company closed the Exchange Agreement and sold 80% of the Mobile Shares. The Mobile Shares were exchanged for 28,021,016 restricted shares of C-Bond’s common stock in an amount equal to $800,000. Two years after closing, C-Bond has the option to acquire the remaining 20% of the Company’s issued and outstanding membership interests in exchange for a number of shares of C-Bond’s common stock equal to 300% of the Company’s average EBIT value, divided by the price of C-Bond’s common stock as defined in the Exchange Agreement (the “Additional Closing”). As part of the transaction, the Company’s owner-operator, Michael Wanke, joined C-Bond as President of its Safety Patriot Glass Solutions Group.

The Exchange Agreement transaction documents include the Operating Agreement of Mobile (the “Operating Agreement”) which, among other things, appoints Mr. Wanke, Scott R. Silverman, and Allison Tomek as the Managers of the Company, and governs the operations of the Company as outlined therein. Under the terms of the Operating Agreement, the Managers shall not have the authority to perform or approve the following actions, among other things, unless such action is also approved by a unanimous vote: to terminate the existing lease between Company and MDW Management, LLC, an entity owned by Michael Wanke and his spouse; to borrow money for the Company from banks, other lending institutions, the Manager, Members, or affiliates of the Manager or Members; to establish lines of credit in the name of the Company with financial institutions such as banks or other lending institutions; to determine and declare distributions to Members of the Company.

PPP Loan

During 2020, the Company applied for forgiveness of its April 10, 2020 PPP Loan in the amount of $137,200, and on February 1, 2021, the Company was notified that the Small Business Administration forgave all of the principal loan amount and interest related to this loan (see Note 6).

On January 21, 2021, the Company entered into a Paycheck Protection Program Promissory Note (the “PPP Note”) with respect to a loan of $137,200 (the “PPP Loan”) from TexStar National Bank. The PPP Loan was obtained pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES act”) administered by the U.S. Small Business Administration (“SBA”). The PPP Loan was to mature on January 21, 2026 and bears interest at a rate of 1.00% per annum. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Company may apply to have the loan forgiven pursuant to the terms of the PPP if certain criteria are met. The Company applied for forgiveness of its PPP Loan, and on June 14, 2021, the Company was notified that the Small Business Administration forgave all of the principal loan amount and interest.

Due to related party

In March 2021, the Company repaid all amounts due to the Company’s sole member/chief executive officer of $86,937.